SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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     Date of Report (Date of earliest event reported): October 18, 2001

                            THE MEAD CORPORATION
           (Exact name of Registrant as specified in its charter)


Ohio                            1-2267                        31-0535759

(State of                       (Commission                   (IRS Employer
Incorporation)                  File Number)                  Identification
                                                                  Number)


                          Mead World Headquarters
                        Courthouse Plaza, Northeast
                             Dayton, Ohio 45463
                  (Address of principal executive offices)


                                937-495-6323
                        (Registrant's telephone No.)

                                    N/A
       (Former name or former address, if changed since last report)


ITEM V.   OTHER EVENTS

         The Mead Corporation ("Mead") and Westvaco Corporation ("Westvaco") have filed with the Securities and Exchange Commission a registration statement on Form S-4 on behalf of MW Holding Corporation containing a preliminary joint proxy statement/prospectus and other relevant documents concerning the proposed merger of Mead and Westvaco. The following information regarding participants in the solicitation is provided pursuant to Rule 14a-12 under the Securities Exchange Act of 1934:

         Mead and Westvaco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Mead shareholders and Westvaco shareholders, respectively, in connection with the proposed merger of Mead and Westvaco. The directors and executive officers of Mead include: John G. Breen, Duane E. Collins, William E. Hoglund, James G. Kaiser, Robert J. Kohlhepp, John A. Krol, Susan J. Kropf, Raymond W. Lane, Sue K. McDonnell, Timothy R. McLevish, Ian Millar, Heidi G. Miller, Lee J. Styslinger, Jr., Jerome F. Tatar and J. Lawrence Wilson. Collectively, as of January 31, 2001, the directors and executive officers of Mead beneficially owned less than 1% of the outstanding shares of Mead's common stock (excluding shares subject to options). The directors and executive officers of Westvaco include: James
A. Buzzard, Michael E. Campbell, Dr. Thomas W. Cole, Jr., David F. D'Alessandro, Richard B. Kelson, Douglas S. Luke, John A. Luke, Jr., Robert
C. McCormack, David E. McIntyre, Karen R. Osar, Jane L. Warner, Wendell L. Willkie, II and Richard A. Zimmerman. Collectively, as of November 30, 2000, the directors and executive officers of Westvaco beneficially owned less than 1% of the outstanding shares of Westvaco's common stock (excluding shares subject to options). Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.


                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             THE MEAD CORPORATION
                             (Registrant)


Date:  October 18, 2001      By:      /s/ Sue K. McDonnell
                                      -----------------------------------------

                                      Name:    Sue K. McDonnell, Esq.
                                      Title:   Vice President,
                                               General Counsel and Secretary